UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: January 8, 2009

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On January 8, 2009, Array BioPharma Inc. (the “Company”) implemented a reduction in its workforce by approximately 40 employees. The employees being terminated were notified on January 8, 2009 and were primarily in discovery research and support positions. The reductions were made in connection with the Company’s recently announced corporate strategy to accelerate partnering activities and scale back discovery research to help ensure sustainable growth for the Company in light of uncertainties in the capital markets and general economic conditions. The Company anticipates that the actions associated with the reductions will be completed during the first quarter of 2009.

As a result of the reductions, the Company expects to record a one-time restructuring charge of approximately $1.7 million in the third quarter of fiscal 2009. The restructuring charge is associated with the payment of one-time termination benefits that the Company expects to pay out in cash during the third quarter of fiscal 2009. These termination benefits consist of a severance payment based on the affected employee’s length of service with the Company, a health benefit payment that the employee may use to pay the premiums required to continue health care coverage under COBRA and outplacement assistance. Payment of these termination benefits is contingent on the affected employee entering into a separation agreement with the Company containing a general release of claims against the Company.

The Company’s estimated restructuring charge is based on a number of assumptions. Actual results may differ materially and additional charges not currently expected may be incurred in connection with or as a result of the reductions.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected costs associated with the Company’s reduction in force, the expected timing of the payment of such costs and of the completion of actions relating to the reductions, and the Company’s goal of accelerating partnering activities and scaling back discovery research and development activities. These statements involve significant risks and uncertainties, including those discussed in our annual report filed on form 10-K for the year ended June 30, 2008, and in other reports filed by the Company with the Securities and Exchange Commission. Because these statements reflect current expectations concerning future events, actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, the impact of the workforce reduction on the Company’s business, unanticipated charges not currently contemplated that may occur as a result of the reduction in force, the Company’s ability to execute on its strategy and general business and economic conditions. The Company is providing this information as of January 13, 2009. The Company undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

ITEM 8.01. OTHER INFORMATION.

On January 9, 2009, the Company issued a press release announcing the matters described in Item 2.05 of this Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 9, 2009, entitled “Array BioPharma Accelerates Partnering Activities And Scales Back Discovery Research To Extend Available Capital”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: January 13, 2009
/s/ R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated January 9, 2009, entitled “Array BioPharma Accelerates Partnering Activities And Scales Back Discovery Research To Extend Available Capital”